UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2014

CESCA THERAPEUTICS INC.
(Formerly Known As ThermoGenesis Corp.)
(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview/Summary

The Compensation Committee (“Committee”), consisting of the Cesca Therapeutics Inc’s (“Company”) independent directors, is responsible for developing and implementing compensation policy and strategy for the Company’s officers, including the Named Executive Officers ("NEOs").  The principal objective of our executive compensation program is to increase shareholder value by attracting, motivating and retaining highly qualified, hard-working and innovative leaders.

During the current fiscal year 2014, the Committee conducted an executive compensation analysis and assessment. The Committee engaged an independent compensation consultant, Radford, an Aon Hewitt Company, to help formulate compensation policy, strategy, and design, and to advise on overall best practices.

Executive Compensation Analysis and Assessment

In connection with the executive compensation analysis and assessment, Radford developed an appropriate peer group and provided the Committee with base pay, short-term incentive and long-term equity incentive market data from said peer group. Radford also advised the Committee on cash and equity compensation specifically for the directors and officers.

The Chief Executive Officer (“CEO”) also advises and recommends the officers' compensation and design (other than his own) based on individual performance, market compensation levels and other factors. The Committee reviews all relevant information including the recommendations from Radford and the CEO to determine:

•adjustments to base salary for each NEO;
•the amount of Short-term Incentive (“STI”) payable to each NEO; and
•the type and amount of long-term incentive ("LTI") for each NEO.

Elements of Rewards

There are three basic components of compensation: (i) base pay to provide a source of regular income, (ii) STI compensation to drive short-term performance, and (iii) LTI compensation to align management and shareholder incentives to create long-term value growth in the Company. The Committee believes that the STI award provides a sufficient amount of "at risk" incentive compensation tied to specific targets and objectives to properly motivate executives to achieve the desired short-term results. The LTI is comprised of time-based stock awards and stock options, which we believe motivates the executives to increase shareholder value over time.

Comparative Benchmarking

The Committee relies on a combination of resources to review and benchmark executive compensation and set the compensation of the CEO and other NEOs. Radford prepares a comparative report of companies operating in our industry with reported revenues, net income and market values the Company and Radford consider to be within a reasonable range of our same metrics. Following is a list of companies included in the 2014 peer group:

• Aastrom	• Cytori Therapeutics	• Peregrine Pharmaceuticals
• Advanced Cell Technologies	• Dynavax Technologies	• Pluristem Therapeutics
• Anacor Pharmeceuticals	• Enzon	• Sangamo Biosciences
• Athersys	• Geron	• Stemcells
• Cleveland Biolabs	• Novavax	• Taracept
• Cytokinetics

In addition to the companies Radford analyzed in the comparison group above, they also gathered and presented data from Radford’s 2013 Global Life Sciences survey for bio-pharmaceutical companies with employees less than 250.

Based on the data gathered and analyzed for the comparator group and the survey group, Radford made the following observations regarding executive compensation at the Company:

•	Executive base salaries are below the market 25th percentile
•	CEO short term target incentive is below the market 25th percentile
•	NEO’s (other than the CEO) short term target incentives are below the market 50th percentile
•	The Company does not have a formal annual equity incentive plan
•	Total target compensation (cash plus equity) is below the market 25th percentile

In determining the total direct compensation for the NEO’s for 2014, the Committee took the following facts and trends into consideration:

•	Executive target cash and direct compensation is below the market 25th percentile
•	The CEO has not had a salary increase since June 2011
•
In January 2012, management began the implementation of its strategy to build greater shareholder value by further leveraging its assets and expertise to develop and commercialize cell therapies to treat patients in large disease populations, i.e. regenerative medicine. This effort began with a major restructuring of the company, and over the past two years has included the divestiture of non-core products, a streamlining of resources to focus on the base cord blood business and acquiring the necessary clinical and scientific capabilities required to develop cell biologics targeting major clinical indications. The board and management believe the recent formation of Cesca Therapeutics and the $6.7 million capital market financing are two key milestone achievements that illustrate the strategy is working to create sustained  shareholder value in regenerative medicine

After giving consideration to the above surveys and in recognition of the successful implementation of the Company’s strategic transformation, the Committee made the following changes to executive compensation:

•	Increased the base pay for Matthew Plavan, Dan Bessey and Ken Pappa to the market 25th percentile
•	Provided a cash bonus to Mr. Plavan, Mr. Bessey and Mr. Pappa in recognition of their contributions to the above milestone achievements
•	Issued restricted stock awards and options consistent with the recommendations of the Radford report

These changes to executive compensation are summarized in the table below:

			Long-Term Incentive Awards(3)
Named Executive Officer	Annual Salary(1)	Cash Bonus(2)	Options	Restricted Stock Awards
Matthew Plavan Chief Executive Officer	$425,000	$100,000	100,000	210,000
Dan Bessey Chief Financial Officer	$280,000	$50,000	33,585	67,500
Hal Baker (4) V.P. Commercial Operations & Marketing			18,700	37,500
Ken Pappa V.P. Engineering, Manufacturing & IT	$250,000	$10,000	18,700	37,500
(1)	Annual salary increase is effective March 1, 2014.
(2)	Represents a cash bonus payable March 1, 2014.
(3)	Long-term incentive awards consisting of stock options and restricted stock awards are subject to vesting over a three year period.
(4)	Mr. Baker’s salary was deemed materially consistent with the 25th percentile of the market for the position of VP of Commercial Operations and Marketing

The long-term incentive awards consisting of options and restricted awards are being issued pursuant to the Company’s 2006 Equity Incentive Plan and are subject to a three year vesting.  The exercise price for each stock option was $2.18 per share which represents the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on March 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: March 5, 2014                                                            /s/ Dan T. Bessey
Dan T. Bessey,
Chief Financial Officer